                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SANDY SPRING BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                          [SANDY SPRING BANCORP LOGO]


                              17801 Georgia Avenue
                              Olney, Maryland 20832
                                  301-774-6400





March 14, 2002



Dear Shareholder:

We invite you to attend the 2002 Annual Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Wednesday, April 17, 2002, at 3:00 p.m.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results for 2001.

YOUR VOTE IS IMPORTANT. On behalf of the Board of Directors, we urge you to sign, date, and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

If you have any questions, please call Ronald E. Kuykendall, Corporate Secretary, at 301-774-6400 or 800-399-5919.

Thank you for the cooperation and continuing support you have given this institution.

                                   Sincerely,


                                   /s/ Hunter R. Hollar

                                   Hunter R. Hollar
                                   President and Chief Executive Officer

                           SANDY SPRING BANCORP, INC.


                              17801 Georgia Avenue
                              Olney, Maryland 20832
                                  301-774-6400



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2002


The 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") will be held on Wednesday, April 17, 2002, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland.

A Proxy and a Proxy Statement for the Annual Meeting and the 2001 Annual Report on Form 10-K are enclosed. The Proxy Statement and Proxy are being furnished to you in connection with the solicitation of proxies by Bancorp's Board of Directors for use at the Annual Meeting.


     The Annual Meeting is for the purpose of considering and acting upon:

         (1)  The election of four directors of Bancorp;

         (2) An amendment to Bancorp's 1999 stock option plan to increase the number of shares of common stock reserved for issuance under the plan from 600,000 shares to 1,600,000 shares; and,

         (3) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 4, 2002, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. Only holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments thereof.

In the event that there are not sufficient votes to conduct the election of directors or to approve other business properly before the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Bancorp.

You are requested to fill in and sign the enclosed form of proxy and to mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                         By Order of the Board of Directors


                                         /s/ Ronald E. Kuykendall

                                         Ronald E. Kuykendall
                                         Corporate Secretary

Olney, Maryland
March 14, 2002


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THIS ENVELOPE IS MAILED IN THE UNITED STATES.

                           SANDY SPRING BANCORP, INC.

                                 PROXY STATEMENT



TABLE OF CONTENTS

Solicitation, Voting, and Revocability of Proxies ......................................     1

Election of Directors ..................................................................     2

Corporate Governance and Other Matters .................................................     4

Stock Ownership of Directors and Executive Officers ....................................     5

Executive Compensation .................................................................     6

Report of the Human Resource Committee .................................................    10

Stock Performance Comparisons ..........................................................    11

Amendment of the 1999 Stock Option Plan to Increase the Number of Available Shares .....    12

Transactions and Relationships with Management .........................................    13

Shareholder Proposals ..................................................................    13

Compliance with Section 16(a) of the Securities Exchange Act of 1934 ...................    13

Independent Auditors ...................................................................    14

Report of the Audit Committee ..........................................................    14

Approval of Minutes ....................................................................    14

                           SANDY SPRING BANCORP, INC.


                              17801 Georgia Avenue
                              Olney, Maryland 20832
                                  301-774-6400


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2002



SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandy Spring Bancorp, Inc. ("Bancorp") to be used at the 2002 Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, April 17, 2002, at 3:00 p.m. Eastern Time at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland. The Notice of Annual Meeting, the form of proxy, and this Proxy Statement are being first mailed together on or about March 14, 2002, to shareholders of record as of the close of business on March 4, 2002.

If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the form. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR PROPOSAL I TO ELECT THE FOUR NOMINEES OF BANCORP'S BOARD OF DIRECTORS AS DIRECTORS AND FOR PROPOSAL II TO AMEND BANCORP'S 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 600,000 SHARES TO 1,600,000 SHARES. Proxies marked as abstentions and shares held in street name that have been designated by brokers on proxies as not voted will not be counted as votes cast, but will be counted for purposes of determining a quorum at the Annual Meeting. Bancorp does not know of any other matters that are to come before the Annual Meeting except for incidental, procedural matters. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each proxy on such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Corporate Secretary of Bancorp, Ronald E. Kuykendall, a written notice of revocation; by delivering to Bancorp a duly executed proxy bearing a later date; or by attending the Annual Meeting and voting in person.

Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically through the Internet or by telephone, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

The cost of soliciting proxies will be borne by Bancorp. In addition to the solicitation of proxies by mail, Bancorp also may solicit proxies personally or by telephone or telegraph through its directors, officers and regular employees. Bancorp also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share (the "Common Stock"), of Bancorp. Each share entitles its owner to one vote on all matters. The close of business on March 4, 2002, has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting. There were approximately 2,300 record holders of the Common Stock as of that record date. The number of shares outstanding on March 4, 2002 was approximately 14,491,000. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR ITS YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), BUT EXCLUDING EXHIBITS, IS PROVIDED WITH THIS PROXY STATEMENT. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K BY WRITING RONALD E. KUYKENDALL, CORPORATE SECRETARY, AT SANDY SPRING BANCORP, INC., 17801 GEORGIA AVENUE, OLNEY, MARYLAND 20832. SHAREHOLDERS ALSO MAY ACCESS A COPY OF THE FORM 10-K INCLUDING EXHIBITS ON THE SEC WEB SITE AT http://www.sec.gov.

Shareholders whose shares are held in a brokerage firm or bank and who share the same address may receive only one Annual Report on Form 10-K and one Proxy Statement, unless the shareholder has provided contrary instructions. Shareholders who wish to receive separate copies of the Annual Report on Form 10-K or the Proxy Statement or who wish to receive separate copies of future annual reports and proxy statements, and shareholders sharing an address who received multiple copies of these documents but wish to request delivery of single copies of them should follow the instruction provided by the shareholders' brokerage firms or banks or contact Mr. Kuykendall at the above address or by phone at 301-774-6400 or 800-399-5919.

ELECTION OF DIRECTORS (PROPOSAL I)

The Board of Directors has set the total number of directors at thirteen, in accordance with Bancorp's Articles of Incorporation and Bylaws. Bancorp's Articles of Incorporation divide the directors into three classes, as nearly equal in number as possible. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting a total of four director-nominees will be elected for three-year terms. With respect to the election of directors, each shareholder of record on the record date is entitled to one vote for each share of Common Stock held. A plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a director.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors' four nominees for election as directors. Also shown is certain other information, some of which has been obtained from Bancorp's records and some of which has been supplied by the nominees and continuing directors, with respect to their principal occupations during at least the past five years, their ages at December 31, 2001, the periods during which they have served as directors, and the positions they currently hold with Bancorp. The Board of Directors elected Craig A. Ruppert as a director at its January 2002 meeting. Mr. Ruppert is standing for election at this annual meeting, along with the three members standing for re-election. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the four nominees listed below for terms of three years, unless otherwise directed by the shareholder. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as director. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Director Thomas O. Keech has chosen not to stand for re-election, and will retire effective at the conclusion of the 2002 Annual Meeting. Mr. Keech has provided long and valuable service to Bancorp and the Bank and will be missed by the continuing directors and executive management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW AS A DIRECTOR OF BANCORP.

Director-Nominees for Terms to Expire at the 2005 Annual Meeting

                                                                              Member               Term
                                                Position(s) Held             of Board            Currently
Name                              Age             With Bancorp               Since(1)             Expires
----                              ---             ------------               --------             -------
John Chirtea                      64                Director                   1990                2002
Joyce R. Hawkins                  68                Director                   1995                2002
Hunter R. Hollar                  53                President, Chief           1990                2002
                                                    Executive Officer
                                                    and Director
Craig A. Ruppert                  48                Director                   2002                2002

CONTINUING DIRECTORS

Susan D. Goff                     56                Director                   1994                2003
Robert L. Mitchell                65                Director                   1991                2003
Robert L. Orndorff, Jr.           45                Director                   1991                2003
David E. Rippeon                  52                Director                   1997                2003
Solomon Graham                    58                Director                   1994                2004
Gilbert L. Hardesty               61                Director                   1997                2004
Charles F. Mess                   63                Director                   1987                2004
Lewis R. Schumann                 58                Director                   1994                2004
W. Drew Stabler                   64                Chairman of the            1986                2004
                                                    Board of Directors

(1) The Boards of Directors of Bancorp and its principal subsidiary, Sandy Spring Bank (the "Bank"), are composed of the same persons. Includes term of office as a director of the Bank prior to the formation of Bancorp as the holding company for the Bank in January 1988.


The principal occupation(s) and business experience of each nominee and director of Bancorp for at least the last five years are shown below.

Director-Nominees:

JOHN CHIRTEA is a Real Estate Consultant who is retired from LCOR, a national real estate development company. In prior years, Mr. Chirtea was a Partner in the Linpro Co., the predecessor company of LCOR.

JOYCE R. HAWKINS is a Real Estate Agent with Weichert Realtors.

HUNTER R. HOLLAR is President and Chief Executive Officer of Bancorp and the Bank. From 1990 through 1993, Mr. Hollar served as President of Bancorp and President and Chief Operating Officer of the Bank.

CRAIG A. RUPPERT is President and owner of The Ruppert Companies, comprised of nursery and landscaping, business investment and management, and commercial real estate development and management businesses.

Continuing Directors:

SUSAN D. GOFF is President of M.D. IPA, Inc., a Vice President of Optimum Choice, Inc., and a Senior Vice President of the parent holding company, Mid-Atlantic Medical Services, Inc., a health maintenance organization.

ROBERT L. MITCHELL is Chairman and Chief Executive Officer of Mitchell and Best Group, LLC, which is engaged in homebuilding and real estate development.

ROBERT L. ORNDORFF, JR. is President of RLO Contractors, Inc., an excavating contractor.

DAVID E. RIPPEON is President and Chief Executive Officer of Gaithersburg Equipment Company and Frederick Equipment Company, a tractor and equipment dealership.

SOLOMON GRAHAM is founder, President, and Chief Executive Officer of Quality Biological, Inc., a biotechnology firm providing reagents for medical research.

GILBERT L. HARDESTY is a retired bank executive, having served as President of Crestar Bank - Annapolis from June 1994 to June 1997 and as President of Annapolis Federal Savings Bank from April 1986 to June 1994.

CHARLES F. MESS, M.D. is President of Potomac Valley Orthopedic Associates,
Chtd.

LEWIS R. SCHUMANN is a Partner in the Rockville, Maryland law firm of Miller, Miller and Canby, Chtd.

W. DREW STABLER is a Partner in Sunny Ridge Farm, a crop and livestock operation.

CORPORATE GOVERNANCE AND OTHER MATTERS

During 2001, each of Bancorp's and the Bank's Boards of Directors held 11 regular meetings.

The average attendance was 97% for meetings of Bancorp's and the Bank's Boards of Directors. All incumbent directors attended 75% or more of the aggregate of
(a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which they served during the period of their service during the year.

Bank directors who are not employed by the Bank receive an annual retainer of $6,000 and fees of $500 ($600 for the Chairman) for attendance at each meeting of the Board of Directors, and $500 for each committee meeting. Bancorp directors who are not employed by Bancorp do not receive any additional compensation (beyond compensation received for service as bank directors) except as follows. Such directors receive fees of $500 ($600 in the case of the Chairman) for attendance at each meeting of the Board of Directors not held in conjunction with a meeting of the Bank's Board of Directors. Bancorp directors are also eligible to receive non-incentive stock options under Bancorp's 1999 Stock Option Plan. These options have a maximum term of 10 years and an exercise price which may not be less than 100% of the fair market value of the common stock on the date of grant. Under this Plan, options for 10,294 shares were granted in 2001 to directors who were not employees of Bancorp or any of its subsidiaries, based upon their meeting attendance, at an exercise price of $32.25.

Directors of the Bank are eligible to defer all or a portion of their fees under Director Fee Deferral Agreements between the Bank and individual directors. Amounts deferred accrue interest at the prime rate. Except in the case of death or financial emergency, deferred fees and accrued interest are payable only following termination of a director's service on the board. The Director Fee Deferral Agreements also provide for benefits that may exceed deferred fees and accrued interest in the event a party dies while a director of the Bank, but only to the extent the Bank owns an insurance policy in effect on the director's life at the time of death that pays a greater amount than the total of deferred fees and accrued interest.

Bancorp's Board of Directors has standing Audit, Nominating and Human Resources Committees. The Human Resources Committee performs the functions of a compensation committee. The functions, composition, and number of meetings for these committees in 2001 were as follows:

AUDIT COMMITTEE -- The Audit Committee is composed of John Chirtea, Chairman, Solomon Graham, Gilbert L. Hardesty, Joyce R. Hawkins, Thomas O. Keech, and David E. Rippeon. The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements, compliance with legal and regulatory requirements and the independence and performance of internal and external auditors. The members of the Audit Committee are neither officers nor employees of Bancorp or the Bank and are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. The Committee has adopted a written charter, which has been approved by the Board of Directors. During 2001, four meetings were held.

NOMINATING COMMITTEE -- The Nominating Committee is composed of W. Drew Stabler, Chairman, Solomon Graham, John Chirtea, Hunter R. Hollar, and Charles F. Mess. The Nominating Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. While the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations by Bancorp's shareholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholder Proposals." During 2001, two meetings were held.

HUMAN RESOURCES (COMPENSATION) COMMITTEE -- The Human Resources Committee is composed of Robert L. Orndorff, Jr., Chairman, John Chirtea, Susan D. Goff, Charles F. Mess, Robert L. Mitchell and W. Drew Stabler. The Human Resources Committee recommends salaries and other compensation for executive officers, conducts an annual review of the salary budget, considers other compensation and benefit plans and makes recommendations to the Board, deals with matters of personnel policy and, with the Stock Option Committee, administers the 1999 and 1992 Stock Option Plans. During 2001, two meetings were held.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 4, 2002, with respect to the shares of Common Stock and Trust Preferred Securities beneficially owned by each director continuing in office and nominee for director of Bancorp, by certain executive officers of Bancorp, and by all directors and executive officers of Bancorp as a group. This information is based upon the most recent report of beneficial ownership of securities filed with the Securities and Exchange Commission. To the knowledge of management, no person beneficially owns more than 5% of the outstanding shares of Common Stock.

                                   Amount and              Percentage of              Trust          Percentage of Trust
                              Nature of Beneficial         Common Stock             Preferred       Preferred Securities
Name                           Ownership(1)(2)(3)           Outstanding           Securities(4)          Outstanding
----                           ------------------           -----------           -------------          -----------
John Chirtea                         33,247                      *                                            *
Susan D. Goff                         1,523                      *                                            *
Solomon Graham                       11,196                      *                                            *
Gilbert L. Hardesty                   5,717                      *                                            *
Joyce R. Hawkins                     53,494                      *                   7,000                    *
Hunter R. Hollar                    118,198                      *                                            *
Thomas O. Keech                     106,781                      *                     400                    *
Charles F. Mess                      11,752                      *                                            *
Robert L. Mitchell                   17,589                      *                                            *
Robert L. Orndorff, Jr.             154,601                    1.07%                 3,500                    *
David E. Rippeon                     13,669                      *                                            *
Craig A. Ruppert                     27,425                      *                                            *
Lewis R. Schumann                    88,104                      *                     347                    *
W. Drew Stabler                      54,742                      *                                            *
James H. Langmead                    37,388                      *                                            *
Lawrence T. Lewis, III               49,585                      *                   1,000                    *
Frank H. Small                       31,458                      *                                            *
Stanley L. Merson                    49,127                      *                                            *

All directors and executive officers
   as a group (23 persons)          919,398                    6.23%                12,247                    *

*    Less than 1%.

(1) Under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting or investment power within 60 days of March 4, 2002. Includes 275,675 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 4, 2002, of which Hunter R. Hollar, James H. Langmead, Lawrence T. Lewis, III, Frank H. Small, and Stanley L. Merson ("Named Executive Officers") hold options to purchase 92,336 shares, 33,384 shares, 28,134 shares, 28,884 shares, and 31,067 shares of Common Stock, respectively. Directors and executive officers who are not Named Executive Officers (including two individuals who became executive officers effective January 1, 2002) hold options for 13,353 shares and 48,517 shares, respectively. Also includes 791 shares, 2,500 shares, 2,204 shares, 2,502 shares, and 4,465 shares of Common Stock owned by Mr. Hollar, Mr. Langmead, Mr. Lewis, Mr. Small, and Mr. Merson, respectively, and 13,380 shares of Common Stock owned by executive officers who are not Named Executive Officers, as participants in Bancorp's Cash and Deferred Profit Sharing Plan; and, 155 shares owned by Mr. Lewis and 164 shares owned by executive officers who are not Named Executive Officers, in the Employee Stock Purchase Plan which commenced in July 2001. Under the Employee stock purchase plan, shares are placed under option and are purchased at 85% of their fair market value on the exercise date through monthly payroll deductions of not less than 1% or more than 10% of cash compensation paid in the month.

(2) Includes shares owned directly by directors and executive officers of Bancorp as well as shares held by their spouses and minor children and trusts of which certain directors are trustees. Also includes 77,484 shares held by a trust for which Mr. Schumann is trustee, but in which he has no pecuniary interest.

(3) Only whole shares appear in the table. Fractional shares that may arise from participation in the dividend reinvestment plan are not shown.

(4) 9.375% Cumulative Trust Preferred Securities issued by Sandy Spring Capital Trust I, a wholly owned subsidiary of Bancorp.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and noncash compensation for each of the last three years awarded to or earned by (i) the Chief Executive Officer, and
(ii) each of the four other most highly compensated executive officers of Bancorp whose salary and bonus earned in 2001 exceeded $100,000 (the "Named Executive Officers").

                                                                                          Long-Term
                                                                                         Compensation
                                                        Annual Compensation              ------------
Name and Principal                                      -------------------              Stock Option        All Other
Position in 2001                     Year           Salary               Bonus          Grants (Shares)    Compensation(*)
----------------                     ----           ------               -----          ---------------    ---------------
Hunter R. Hollar                     2001         $ 326,923           $ 237,711             18,400           $ 13,039
   President and Chief Executive     2000           297,192              60,017             31,200              6,375
   Officer of Bancorp and the Bank   1999           276,000              75,979             15,900              3,872

James H. Langmead                    2001           192,308             104,041              6,400             13,039
   Executive Vice President          2000           178,269              33,735             12,000              6,375
   and Chief Financial Officer       1999           160,000              42,416              6,750              3,872
   of Bancorp and the Bank

Lawrence T. Lewis, III               2001           192,308             104,961              6,400             13,039
   Executive Vice President          2000           177,217              33,277             12,000              4,250
   of Bancorp and the Bank           1999           160,000              42,416              6,750              3,872
   and Chief Investment Officer
   of the Bank

Frank H. Small                       2001           167,308              89,828              6,400              8,555
   Executive Vice President          2000           155,962              29,243             12,000              3,899
   of Bancorp and the Bank           1999           145,000              38,439              6,750              2,339
   and Chief Operating Officer
   of the Bank

Stanley L. Merson                    2001           155,481              59,627              2,000             11,925
   Senior Vice President             2000           147,308              27,519              3,750              5,504
   of the Bank                       1999           140,000              31,472              2,400              3,388

* Amounts shown in this column pertain to deferred compensation under Bancorp's Cash and Deferred Profit Sharing Plan. The amount of indirect compensation in the form of personal benefits received in 2001 by Messrs. Hollar, Langmead, Lewis, Small and Merson did not exceed 10% of the annual compensation paid to each such executive officer.


STOCK OPTION PLANS. Bancorp maintains stock option plans to attract, retain, and motivate key employees and directors of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. The following information has been adjusted to give retroactive effect to a 3-for-2 stock split declared on November 28, 2001.

The 1999 Stock Option Plan (the "1999 Option Plan"), which was approved by the shareholders at the 1999 Annual Meeting of Shareholders, authorizes the issuance of up to 600,000 shares of Common Stock, subject to certain adjustments for changes in Bancorp's capital structure. Proposal II of this proxy statement proposes to increase the number of reserved shares for the 1999 stock option plan to 1,600,000 shares. The 1999 Option Plan has a term of 10 years from its effective date (February 24, 1999) after which date no stock options may be granted. As of February 25, 2002, options for 396,332 shares were outstanding under the 1999 Option Plan. The 1999 Option Plan replaced a plan adopted in 1992 (the "1992 Option Plan"), which was terminated except with respect to options that were outstanding on the plan's termination date. As of February 25, 2002, options for 152,700 shares were outstanding under the 1992 Option Plan. The 1999 Option Plan and the 1992 Option Plan are referred to below as the "Option Plans."

The Option Plans provide for the grant of "incentive options" as defined in
Section 422 of the Code. The 1999 Option Plan also provides for the grant of "non-incentive options" to directors, officers and non-officer employees on terms and conditions established by the Stock Option Committee, which administers the Option Plans. The Stock Option Committee is comprised of all disinterested (outside) directors (i.e., all directors other than Mr. Hollar).

Prior to 2000, options had been granted under the Option Plans only to key employees of Bancorp and its subsidiaries. In 2001 and 2000, options were granted to key employees and also to the Company's non-employee directors. The options granted to the non-employee directors were non-incentive options. Under the Option Plans, the maximum option term is 10 years from the date of grant. Options granted under the Option Plans prior to 1996 were immediately exercisable upon grant. Options granted from 1996 through 2001 were exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Common Stock, or a combination of both. The Stock Option Committee has the discretion when making a grant of stock options under the 1999 Plan to impose restrictions on the shares to be purchased in exercise of such options.

The Committee also has the authority to cancel stock options outstanding under the 1992 Option Plan and the 1999 Option Plan with the consent of the optionee and to grant new options at a lower exercise price in the event that the fair market value of the Common Stock at any time prior to the exercise of the outstanding stock options falls below the exercise price of such option.

OPTION GRANTS IN 2001

The following table contains information concerning the grant of stock options under the Option Plans to the Chief Executive Officer and each of the other Named Executive Officers. The Option Plans do not provide for the grant of stock appreciation rights.

                                             Individual Grants
                                             -----------------                                           Potential Realizable
                                                  % of                                                     Value at Assumed
                                                  Total                                                  Annual Rates of Stock
                                Options          Options            Exercise                              Price Appreciation
                                Granted         Granted to             or                                   for Option Term
                                (Number          Employees         Base Price        Expiration             ----------------
Name                          of Shares)(1)       in Year        ($ per Share)(2)       Date               5%                10%
----                          -------------       -------        ----------------       ----               --                ---
Hunter R. Hollar                 18,400            12.83%           $ 32.25          12/21/2011        $ 373,036         $ 945,488
James H. Langmead                 6,400             4.46              32.25          12/21/2011          129,752           328,865
Lawrence T. Lewis, III            6,400             4.46              32.25          12/21/2011          129,752           328,865
Frank H. Small                    6,400             4.46              32.25          12/21/2011          129,752           328,865
Stanley L. Merson                 2,000             1.39              32.25          12/21/2011           40,547           102,770

(1) Options granted during 2001 are exercisable as follows: one-third upon the date of grant, one-third upon the first anniversary of the date of grant, and one-third upon the second anniversary of the date of grant.

(2) In each case, the exercise price is equal to the fair market value of the Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

The following table sets forth information concerning the exercise of options by the Chief Executive Officer and the other Named Executive Officers during 2001 and the value of options held by these individuals at December 31, 2001.

                                                                         Number of Unexercised Options     Value of Unexercised
                             Shares Acquired                                      at Year End              In-the-Money Options
                               on Exercise                                Exercisable/Unexercisable           at Year End(1)
Name                       (Number of Shares)       Value Realized(1)         (Number of Shares)         Exercisable/Unexercisable
----                       ------------------       -----------------         ------------------         -------------------------
Hunter R. Hollar                 12,000                 $ 267,960               92,336/22,666              $ 1,631,280/$180,752
James H. Langmead                  -0-                     -0-                  33,384/ 8,267                  546,673/  69,537
Lawrence T. Lewis, III             -0-                     -0-                  28,134/ 8,267                  425,465/  69,537
Frank H. Small                     -0-                     -0-                  28,884/ 8,267                  439,798/  69,537
Stanley L. Merson                 6,000                  131,040                31,067/ 2,583                  611,374/  21,725

(1) The difference between the fair market value of the underlying securities at exercise or year end and the exercise or base price.

PENSION PLAN TABLE

The table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories. The benefits are provided on a 10-year certain and life basis and are not subject to deduction for Social Security or other offset amounts. The benefits shown are based on years of service after December 31, 2000, only and assume a constant salary for all future years. The benefit that the participant had earned as of December 31, 2000, based on the final average salary formula in effect prior to January 1, 2001, must be added to the benefit shown.

                                           Post 12/31/00 Years of Credited Service at Retirement
                                           -----------------------------------------------------
Annual Earning           5           10           15           20           25            30           35           40
--------------           -           --           --           --           --            --           --           --
$ 25,000             $ 2,187      $ 4,375       $ 6,562      $ 8,750      $10,937      $13,125      $ 15,312     $ 17,500
  75,000               6,562       13,125        19,687       26,250       32,812       39,375        45,937       52,500
  125,000             10,937       21,875        32,812       43,750       54,687       65,625        76,562       87,500
  150,000             13,125       26,250        39,375       52,500       65,625       78,750        91,875      105,000
  170,000 or more     14,875       29,750        44,625       59,500       74,375       89,250       104,125      119,000

Earnings covered by the Pension Plan are total wages, including elective pre-tax contributions under Section 401(k) of the Internal Revenue Code, overtime pay, bonuses, and other cash compensation, which for the named executives correspond, in general, to the total of the amounts in the "Salary" and "Bonus" columns in the Summary Compensation Table, up to a total of $170,000. Retirement benefits equal the sum of two parts: (a) the benefit accrued as of December 31, 2000, based on the formula of 1.5% of highest five-year average salary as of that date times years of service as of that date, plus (b) 1.75% of each year's earnings after December 31, 2000 (1.75% of career average earnings). In addition, if the participant's age plus years of service as of January 1, 2001, equal at least 60 and the participant had at least 15 years of service at that date, he or she will receive an additional benefit of 1% of year 2000 earnings for each of the first 10 years of service completed after December 31, 2000. Early retirement is also permitted by the Pension Plan at age 55 after at least 10 years of service. As of February 25, 2002, Bancorp's executive officers shown in the compensation table had accumulated the following years of credited service toward retirement:
Mr. Hollar - 11 years, Mr. Langmead - 10 years, Mr. Lewis - 6 years, Mr. Small - 11 years, and Mr. Merson - 19 years.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENTS. The Bank, upon the recommendation of the Human Resources Committee, has entered into individual Supplemental Executive Retirement Agreements ("SERA's") with certain executives of the Bank, including Mr. Hollar and each of the Named Executive Officers. The SERA's are designed to provide certain post-retirement benefits to enable a targeted level of covered retirement income to be met and to provide certain pre-retirement death and disability benefits should the executive die or become disabled prior to retirement age. The annual post-retirement deferred compensation benefit is designed to replace between 65% and 70% of the executive's projected final average pay at retirement date in conjunction with the Bank's Pension Plan and Deferred Profit Sharing Plan, Social Security retirement benefits, and any benefits payable to the executive under a prior employer's pension plan. Normal retirement benefits are payable in equal monthly payments over 15 years or until the death of the executive, whichever is longer. Using a 70% income replacement target for Mr. Hollar, an annual amount of $501,995 per year has been projected to be paid over a 15-year period at age 65. Executives who reach age sixty with ten years of service are eligible for reduced benefits upon early retirement, payable over 15 years. Reduced benefits also are available in the event of disability, voluntary termination, or termination by the Bank without just cause. Benefits payable by reason of the death of the executive are based upon accrued retirement benefits or, if greater, the approximate value of payments received by the Bank under insurance coverage obtained by the Bank on the executive's life, and are payable over 15 years.

Change-in-Control Benefits. If within six months prior to, or two years after, a change-in-control, the Bank terminates the employment of an executive who is a party to a SERA without just cause, or the executive voluntarily terminates employment for good reason, the executive is eligible for normal retirement or early retirement benefits, at his or her election. These benefits are payable beginning at the retirement (or early retirement) age if the change in control has been approved by a majority of the directors of the Bank who were directors prior to the change-in-control, or otherwise beginning in the month following the executive's termination.

EMPLOYMENT AGREEMENTS. In December 1990, Bancorp and the Bank entered into an Employment Agreement (the "1990 Agreement") with Hunter R. Hollar (the "Executive"). The Agreement provided for automatic one-year extensions on each January 1 after its initial term ended on December 31, 1993, provided that neither Bancorp nor Mr. Hollar had given written notice at least 90 days prior to a renewal date of intention not to renew the Agreement. The 1990 Agreement, as renewed, was in effect until January 30, 1997, when the 1990 Agreement was replaced with a new employment agreement (the "Agreement").

The Boards of Directors of Bancorp and the Bank believe that the Agreement assures fair treatment of the Executive in relation to his career with Bancorp by assuring him of some financial security. The Agreement also protects the shareholders by encouraging the Executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the Executive's objectivity in considering any proposals to acquire Bancorp.

The Agreement has an initial term of three years, and is subject to automatic one-year extensions of such term on each January 30, provided that neither Bancorp nor the Executive has given written notice at least 60 days prior to the renewal date of intention not to renew. The Agreement provides for the payment of cash and other benefits to the Executive, including a fixed salary, reviewed annually and subject to increase or decrease at the Board of Directors' discretion, provided that the salary may not be less than $190,000. The Executive also is entitled to participate in bonus and fringe benefit, incentive compensation, life insurance, medical, profit sharing and retirement plans, and to continued participation in a supplemental retirement arrangement. The Executive is entitled to reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club located in the Olney, Maryland area. With minor exceptions, the Agreement terminates, and there are no additional payments due under it, upon termination based upon death, retirement, or just cause (as defined) by Bancorp, or upon voluntary termination by the Executive without good reason (as defined). Upon termination for disability, the Executive is entitled to receive his salary through the term of the Agreement, reduced by payments under any disability plan maintained by Bancorp, plus regular employee benefits. Upon termination of the Executive without just cause by Bancorp, or with good reason by the Executive, the Executive is entitled to salary and bonuses for the remaining term of the Agreement, payable in a lump sum based upon prior year compensation levels. The Executive is prohibited from conflicts of interest, and must maintain the confidentiality of nonpublic information regarding Bancorp and its customers. The Executive also is bound by a covenant not to compete and not to interfere with other employees of Bancorp if the Executive is terminated for just cause, disability, or retirement or resigns without good reason.

Change-in-Control Benefits. In the event of a change-in-control of Bancorp, the Executive is entitled to payment of certain benefits. If within six months prior to, or two years after, a change-in-control, Bancorp terminates the Executive's employment without good cause, or the Executive voluntarily terminates employment for good reason (as defined in the Agreement), then Bancorp, or its successor, is required to make a lump sum cash payment to the Executive equal to
2.99 times the sum of the Executive's annual salary at the highest rate in effect during the preceding twelve months and bonuses for the preceding calendar year. The Executive also is entitled to continued participation for a three-year period in certain Bancorp-sponsored health and welfare plans. These payments and benefits, are limited, however, so as not to exceed the amount allowable as a deduction under Section 280G of the Internal Revenue Code. As of December 31, 2001, if a change-in-control had occurred and the Executive had terminated employment with good reason or had been terminated from employment without just cause, then $1,751,393 would have been payable to the Executive under the change-in-control provisions of the Agreement, after application of the limitations of Section 280G of the Code. Bancorp does not believe that payment of this amount would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.

Agreements with Other Named Executive Officers. The other Named Executive Officers also entered into employment agreements with Bancorp. The material terms and conditions of each of these agreements are similar to those of the Current Agreement entered by Mr. Hollar, except that (a) each of them is for an initial term of two years, and (b) the compensation and duties, and provisions relating to duties, are different in each agreement. Under the agreements, the other Named Executive Officers are not entitled to club memberships or use of an automobile. The agreements call for the employment of Mr. Langmead, Mr. Lewis, Mr. Merson, and Mr. Small at Bancorp and the Bank at minimum base salaries of $110,000, $110,000, $100,000, and $95,000, respectively.

REPORT OF THE HUMAN RESOURCES COMMITTEE

As members of the Human Resources Committee, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels and stock option grants for executive officers for consideration by the Boards of Directors of Bancorp and the Bank or their committees, as appropriate; and to administer various incentive plans of Bancorp and the Bank.

Under the compensation policy of Bancorp, which is endorsed by the Human Resources Committee, compensation is paid based on both the executive officers' performance and the performance of the entire company. In assessing the performance of Bancorp and the Bank for purposes of compensation decisions, the Human Resources Committee considers a number of factors, including salaries paid by financial services companies with characteristics similar to Bancorp's to officers with similar responsibilities, profits of Bancorp and the Bank during the past year relative to their profit plans, reports of federal regulatory examinations of Bancorp and the Bank, growth, business plans for future periods, regulatory capital levels, and changes in the value of Bancorp's stock. The Human Resources Committee assesses individual executive performance based upon the executive's responsibilities and the Committee's determination of the executive's contributions to the performance of Bancorp and the accomplishment of Bancorp's strategic goals. In assessing performance for purposes of establishing base salaries, the members of the Committee do not make use of a mechanical formula, but instead weigh the factors described above as they deem appropriate in the circumstances. The 2001 salary levels of Bancorp's executive officers were established consistent with this compensation policy.

Mr. Hollar became Chief Executive Officer of Bancorp and the Bank effective January 1, 1994. During 2001, the level of Mr. Hollar's annual salary was subject to the terms of an employment agreement with Bancorp and the Bank dated January 30, 1997. Under this agreement, Mr. Hollar's annual salary is reviewed annually and is subject to increase at the discretion of the Board of Directors.

The Committee conducted a review of executive officer base compensation in March 2001. Changes in base compensation for 2001 were effective on April 1, 2001. In its review, the Committee determined that the performance of Mr. Hollar was excellent, based upon the 2000 financial performance of Bancorp, including the growth in assets, income, and capitalization during 2000; the financial performance trends for 2000 and the preceding four years, which include growth in assets and net operating income in each year; the results of confidential regulatory examinations; Bancorp's planned levels of financial performance for 2001; Mr. Hollar's continued involvement in community affairs in the communities served by Bancorp; and a general level of satisfaction with the management of Bancorp and its subsidiaries. As a result of this review, which included a comparison of Mr. Hollar's compensation with compensation paid to officers of comparable institutions, Mr. Hollar's salary was increased by $30,000 to $335,000.

Executive officers of Bancorp and the Bank have been granted incentive stock options under Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain, and motivate key officers of Bancorp and the Bank by providing them with a stake in the success of Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee, which consists of the disinterested directors of Bancorp, has general responsibility for granting stock options to key employees and administering the plans. The Human Resources Committee recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. During 2001, incentive stock options for 39,600 shares were granted to Named Executive Officers at an exercise price of $32.25 per share, including options for 18,400 shares granted to Mr. Hollar, 6,400 shares each granted to Mr. Langmead, Mr. Lewis, and Mr. Small, and 2,000 shares granted to Mr. Merson.

The Human Resources Committee recommends to the Board of Directors the amount to be contributed each year to the Bank's Cash and Deferred Profit Sharing Plan. Under this Plan, each participant receives an allocation based upon the participant's compensation for the year. Each executive officer of Bancorp participates in the Plan. In 1995, the Human Resources Committee adopted a formula to establish the amount of aggregate contribution to the profit sharing plan. This formula uses measures of loan and deposit growth, profitability, asset quality, and productivity ratios compared with those measures for the prior year and target levels established for the Bank. For 2001, the Human Resources Committee recommended, and the Board of Directors of the Bank approved, an aggregate contribution of approximately $1,570,000 or 7.67% of annual compensation of eligible participants, which was based upon the results of the formula.

The Bank also awards cash bonuses to participants, including executive officers, based upon the performance of the Bank or business units, and annual bonuses for executive officers based solely on Bank performance, in each case using the formula described above. Performance bonuses of $237,711, $104,041, $104,961, $89,828, and $59,627 were awarded to Mr. Hollar, Mr. Langmead, Mr. Lewis, Mr. Small, and Mr. Merson, respectively, in 2001.

No member of the Human Resources Committee is a former or current officer or employee of Bancorp or the Bank.

March 14, 2002                          HUMAN RESOURCES COMMITTEE
                                        Robert L. Orndorff, Jr., Chairman
                                        John Chirtea
                                        Susan D. Goff
                                        Charles F. Mess
                                        Robert L. Mitchell
                                        W. Drew Stabler


STOCK PERFORMANCE COMPARISONS

The following graph and table show the cumulative total return on the Common Stock of Bancorp over the last five years, compared with the cumulative total return of a broad stock market index, the Standard and Poor's 500 Index ("S&P 500"), and a narrower index of Mid-Atlantic bank holding company peers with assets from $1 billion to $3 billion. The cumulative total return on the stock or the index equals the total increase in value since December 31, 1996, assuming reinvestment of all dividends paid into the stock or the index. The graph and table were prepared assuming that $100 was invested on December 31, 1996, in the Common Stock and the securities included in the indexes.


[STOCK PERFORMANCE COMPARISONS LINE GRAPH]


                                       1996      1997        1998       1999       2000       2001
                                       ----      ----        ----       ----       ----       ----
Sandy Spring Bancorp, Inc.    u      $ 100.0    $ 159.9    $ 196.6    $ 181.2    $ 158.6    $ 342.0
S&P 500 Index                 n        100.0      131.0      165.9      198.3      178.2      155.0
Peer Group Index              s        100.0      160.5      153.8      136.7      133.4      164.1

The Peer Group index includes the fourteen publicly-traded bank holding companies other than Bancorp headquartered in the states of Maryland, Virginia, Pennsylvania, New Jersey, and West Virginia (the Mid-Atlantic Region) with assets at December 31, 2001, of at least $1 billion and not more than $3 billion. The institutions included in this index are City Holding Co., Community Banks, Inc., First Community Bancshares, Inc., F&M Bancorp MD, Harleysville National Corp., National Penn Bancshares, Inc., Omega Financial Corp., Patriot Bank Corp., S&T Bancorp, Inc., Sterling Financial Corp., Sun Bancorp, Inc., United National Bancorp, Wesbanco, Inc., and Yardville National Bancorp. Returns are weighted according to the issuer's stock market capitalization at the beginning of each year shown.

PROPOSAL II -- AMENDMENT OF THE 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES

At the Annual Meeting, the shareholders are being asked to approve an amendment to Bancorp's 1999 Option Plan in order increase the number of shares of Common Stock reserved for issuance under the plan, and the number of shares of Common Stock for which options may be granted, by 1,000,000, to an aggregate of 1,600,000.

The purpose of the Option Plan is to advance the interests of Bancorp by providing selected key employees and the directors of Bancorp and its subsidiaries with the opportunity to acquire shares of Common Stock. By encouraging stock ownership, Bancorp seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of Bancorp to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other shareholders.

The principal features of the 1999 Option Plan are described above under the caption "Executive Compensation -- Stock Option Plans." This proposal II would not amend any provision of the 1999 Option Plan other than the number of authorized shares.

REASONS FOR THE AMENDMENT. Since adoption of the 1999 Option Plan, awards for an aggregate of 438,731 shares, net of forfeited options, have been granted to key employees and directors of Bancorp and the Bank or reserved for future issuance in accordance with the terms of outstanding awards. Only 161,269 shares remain available for issuance under the Option Plan. The Board of Directors believes that this number of shares is inadequate to permit Bancorp to appropriately compensate employees, officers and directors in coming years.

The Board of Directors believes that the availability of a stock based compensation program intended to provide directors and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of Bancorp as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of Bancorp's stockholders, which will increase their incentive to improve Bancorp's performance. As such, the Board of Directors believes that the authorization of additional shares for issuance under the Option Plan is necessary in order to permit Bancorp's continued growth and profitability.

If the amendment to the 1999 Option Plan is approved, the total number of shares subject to issuance under outstanding and future awards pursuant to the 1999 Option Plan will be 1,557,601, or 10.7% of the outstanding Common Stock, and 9.7% of the Common Stock assuming the exercise of all Options.

FEDERAL INCOME TAX INFORMATION FOR THE 1999 OPTION PLAN. A recipient recognizes no taxable income at the time an Option is granted under the 1999 Option Plan. With regard to Non-ISO's, ordinary income is recognized by the recipient at the time of his or her exercise of an Option. The amount of income equals the difference between the exercise price and the fair market value of the shares on the date of exercise. When a recipient disposes of shares acquired upon exercise of the Option, any amount received in excess of the fair market value of the shares on the date of exercise is treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares.

With regard to ISO's, no income is recognized by a recipient upon exercise. However, the excess of the fair market value of the shares received on exercise over the exercise price is an adjustment to the recipient's taxable income for purposes of computing the recipient's alternative minimum taxable income. Assuming compliance with applicable holding period requirements for ISO's, a recipient realizes long-term capital gain or loss when he or she disposes of shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the recipient disposes of shares acquired by the exercise of the Option before the expiration of at least one year from the date of exercise and two years from the date of grant of the Option, any amount realized from such disqualifying disposition is taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the Option was exercised or (ii) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss is treated as long or short-term capital loss, depending upon the holding period of the shares.

No deduction is allowed to Bancorp for federal income tax purposes at the time of grant of a Non-ISO or at the time of grant or exercise of an ISO. Bancorp is entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient is considered to have recognized ordinary income in connection with the exercise of a Non-ISO. In the event of a disqualifying disposition of shares received upon exercise of an ISO, Bancorp is entitled to a deduction for the amount taxable to the recipient as ordinary income.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS. The affirmative vote of a majority of the votes cast at the Meeting on the proposal to amend the 1999 Option Plan is required for the approval of the amendment to the 1999 Option Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT.

TRANSACTIONS AND RELATIONSHIPS WITH MANAGEMENT

Bancorp and the Bank have had in the past, and expect to have in the future, banking transactions with directors and executive officers in the ordinary course of business on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

Director Lewis R. Schumann is a partner in the Rockville, Maryland law firm of Miller, Miller and Canby, Chtd., which Bancorp and the Bank have retained during 2001 and expect to retain during the current year as corporate counsel. The law firm provides legal services on matters such as routine litigation, customer account forms and issues, Bank properties, and trust and estate administration.

SHAREHOLDER PROPOSALS

From time to time, individual shareholders may wish to submit proposals that they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in Bancorp's annual proxy materials. Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders may be eligible for inclusion in Bancorp's proxy materials for that Annual Meeting if received by Bancorp at its executive offices not later than November 14, 2002.

In addition, Bancorp's Bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by Bancorp not less than thirty nor more than ninety days prior to the date of the meeting; provided, however, that if less than forty-five days notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the fifteenth day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the Bylaws concerning the shareholder and the business proposed to be brought before the meeting.

Shareholders also may nominate candidates for director, provided that such nominations are made in writing and received by Bancorp at its executive offices not later than December 14, 2002. The nomination should be sent to the attention of Bancorp's Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years, home and office addresses and telephone numbers, and a signed representation to timely provide all information requested by Bancorp for preparation of its disclosures regarding the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and any persons who own more than ten percent of a registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish Bancorp with copies of all Forms 3, 4, and 5 they file.

Based solely on Bancorp's review of the copies of such forms it has received, Bancorp believes that all its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during 2001.

INDEPENDENT AUDITORS

The Board of Directors anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of Bancorp for the year ending December 31, 2002. Stegman & Company has served as independent auditors for Bancorp and its subsidiary and predecessor, Sandy Spring Bank, without interruption for many years. Stegman & Company has advised Bancorp that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with Bancorp and its subsidiaries other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

AUDIT FEES. Stegman & Company billed a total of $54,500 for the audit of Bancorp's financial statements included in the annual report on Form 10-K for the year ended December 31, 2001, and the review of quarterly reports on Forms 10-Q filed during that year.

OTHER FEES. Stegman & Company billed a total of $83,125 for other services for the year ended December 31, 2001, including $16,700 in audit related services for Bancorp, its subsidiaries, and employee benefit plans sponsored by Bancorp, and $66,425 for tax preparation and consulting services of which $35,510 related to tax preparation services for the Trust Department of Bancorp's bank subsidiary.

REPORT OF THE AUDIT COMMITTEE

Bancorp's audit committee is appointed by the Board of Directors to assist the Board in monitoring the integrity of the financial statements, compliance with legal and regulatory requirements, and the independence and performance of internal and external independent auditors. The committee (1) has reviewed and discussed the audited financial statements included in Bancorp's 2001 Annual Report and Form 10-K with management; (2) has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61; and (3) has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed independence with the independent auditors. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the committee recommended to the Board of Directors that the audited financial statements be included in the 2001 Annual Report and Form 10-K. The committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

February 27, 2002                       AUDIT COMMITTEE
                                        John Chirtea, Chairman
                                        Solomon Graham
                                        Gilbert L. Hardesty
                                        Joyce R. Hawkins
                                        Thomas O. Keech
                                        David E. Rippeon

APPROVAL OF MINUTES

Action taken at the Annual Meeting to approve the minutes of the 2001 Annual Meeting of Shareholders does not constitute approval or disapproval of any of the matters referred to in those minutes.

                                         By order of the Board of Directors


                                         /s/ Ronald E. Kuykendall

                                         Ronald E. Kuykendall
                                         Corporate Secretary

Dated: March 14, 2002

[SANDY SPRING BANCORP LOGO]
Executive Offices
17801 Georgia Avenue
Olney, MD 20832
301-774-6400
800-399-5919

Web site
www.ssnb.com

                                 REVOCABLE PROXY
                           SANDY SPRING BANCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 17 2002

         The undersigned hereby constitutes and appoints Solomon Graham and Thomas O. Keech and each of them the proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders (the "Annual Meeting") of Sandy Spring Bancorp, Inc. ("Bancorp") to be held at the Indian Spring Country Club, 13501 Layhill Road, Silver Spring, Maryland on Wednesday, April 17, 2002 at 3:00 p.m. Eastern Time, or at any adjournment thereof, and to vote all the shares of stock of Bancorp that the undersigned may be entitled to vote, upon the following matters:

                                                                       For              Withhold
                                                                       ---              --------
         1.       The election as directors of all nominees            [__]               [__]
                  listed below (except as marked to the
                  contrary below).

                  John Chirtea
                  Joyce R. Hawkins
                  Hunter R. Hollar
                  Craig A. Ruppert

         INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name on the line below:


                                                                                      For      Against        Abstain
                                                                                      ---      -------        -------
         II.      Approval of an amendment to                                         [__]       [__]           [__]
                  Bancorp's 1999 Stock Option Plan to increase the number of shares of common stock authorized to be issued under the Plan from 600,000 to 1,600,000 shares.

         III. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AS SHOWN IN ITEM I AND "FOR" THE AMENDMENT TO BANCORP'S 1999 STOCK OPTION PLAN AS SHOWN IN ITEM II.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR AMENDMENT OF BANCORP'S 1999 STOCK OPTION PLAN, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies previously given. This proxy may be revoked at any time prior to its exercise.


                                     ------------------------------------------
                                     Signature                             Date


                                     ------------------------------------------
                                     Signature                             Date


                                     ------------------------------------------
                                     Signature                             Date


         Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title. If the shareholder is a corporation, please provide the full name of the corporation and the name and title of the signing, duly appointed officer. If shares are held jointly, each holder should sign

         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.